                                   EXHIBIT 12

                                                                   EXHIBIT (12)

FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

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                                                          THREE
                                                         MONTHS                                            Years Ended December 31,
                                                          ENDED          ----------------------------------------------------------
                                                       MAR. 31,
(In millions)                                              2000          1999          1998         1997          1996         1995
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EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $     1,234         4,831         3,965        3,793         3,534        3,409
  Fixed charges, excluding capitalized
    interest                                             1,185         3,751         3,504        2,526         2,224        1,821
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        Earnings                               (A) $     2,419         8,582         7,469        6,319         5,758        5,230
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Interest, excluding interest on deposits           $     1,152         3,645         3,395        2,420         2,120        1,716
One-third of rents                                          33           106           109          106           104          105
Capitalized interest                                        --            --            --           --             5            4
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        Fixed charges                          (B) $     1,185         3,751         3,504        2,526         2,229        1,825
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                              (A)/(B)        2.04  X       2.29          2.13         2.50          2.58         2.87
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $     1,234         4,831         3,965        3,793         3,534        3,409
  Fixed charges, excluding capitalized
    interest                                             2,380         7,805         7,820        6,674         6,255        5,837
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        Earnings                               (C) $     3,614        12,636        11,785       10,467         9,789        9,246
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Interest, including interest on deposits           $     2,347         7,699         7,711        6,568         6,151        5,732
One-third of rents                                          33           106           109          106           104          105
Capitalized interest                                        --            --            --           --             5            4
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        Fixed charges                          (D) $     2,380         7,805         7,820        6,674         6,260        5,841
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                              (C)/(D)        1.52 X        1.62          1.51         1.57          1.56         1.58
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